Exhibit 31.1

CERTIFICATION

I, Todd Bruce, the President and Chief Executive Officer of Crystallex International Corporation (the “Company”), certify that:

1. I have reviewed this amendment to annual report on Form 40-F/A – No. 1 for the year ended December 31, 2005, of the Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 15, 2006

/s/ Todd Bruce
Todd Bruce
President and Chief Executive Officer